Exhibit 10.1

AMENDMENT NO. 2 TO
AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 2 to Amended and Restated Credit Agreement, dated as of October 13, 2017 (this “Amendment”), is among Lam Research Corporation, a Delaware corporation, as borrower (the “Borrower”), the Lenders party hereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the definitions provided therefor in the Credit Agreement referenced below.
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders from time to time party thereto and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of November 10, 2015 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment, the “Credit Agreement”);
WHEREAS, the Borrower, by this Amendment, hereby notifies the Administrative Agent pursuant to Section 2.20 of the Credit Agreement, and the Administrative Agent hereby acknowledges receipt of the Borrower’s request for additional revolving commitments in an aggregate principal amount of $500,000,000 (the “Second Amendment Revolving Commitments” and the loans thereunder, the “Second Amendment Revolving Loans”), which shall be available on the Second Amendment Effective Date (as defined below) and structured as an increase to the Commitments under the Existing Credit Agreement, such that the aggregate Commitments after giving effect to the Second Amendment Revolving Commitments, shall be $1,250,000,000, and the Lenders party hereto (the “Second Amendment Incremental Revolving Lenders”) have agreed, subject to the terms and conditions set forth herein, to provide the Second Amendment Revolving Commitments; and
WHEREAS, the Borrower, the Administrative Agent and the Lenders party hereto have agreed to amend the Existing Credit Agreement to effect the terms of the Second Amendment Revolving Commitments and amend certain other provisions of the Existing Credit Agreement upon the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to the Existing Credit Agreement. The parties hereto agree that the Existing Credit Agreement is hereby amended as follows upon the Second Amendment Effective Date:
(i)Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical order:
“Extended Revolving Commitments” has the meaning assigned to such term in Section 2.23(a).
“Extension” has the meaning assigned to such term in Section 2.23(a).
“Extension Offer” has the meaning assigned to such term in Section 2.23(a).

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).
“Second Amendment” means that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated as of October 13, 2017, by and among the Borrower, the Lenders party thereto and the Administrative Agent.
“Second Amendment Effective Date” means the “Second Amendment Effective Date” under and as defined in Section 3 of the Second Amendment.
(ii)    The definition of “Aggregate Commitment” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Second Amendment Effective Date, the Aggregate Commitment is $1,250,000,000.
(iii)    The definition of “Alternate Base Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new sentence at the end thereof:
“If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”
(iv)    The definition of “Leverage Covenant” in Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety.
(v)    The definition of “Maturity Date” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“Maturity Date” means October 13, 2022.
(vi)    Section 2.14 of the Existing Credit Agreement is hereby amended by adding the following new clause (c) at the end thereof:
“(c) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (b)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (b)(i) have not arisen but the supervisor for the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date written notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (c) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(c), only to the extent the LIBOR Screen Rate for the applicable currency and/or such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, (y) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (z) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency, then the LIBO Rate for such Eurocurrency Borrowing shall be the COF Rate; provided, that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”
(vii)    The first sentence of Section 2.20 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“The Borrower may from time to time elect to increase the Commitments or enter into one or more tranches of term loans (each, an “Incremental Term Loan”), in each case, in minimum increments of $10,000,000, so long as, after giving effect thereto, (i) the aggregate amount of all such increases and Incremental Term Loans made on or prior to the Second Amendment Effective Date does not exceed $500,000,000 and (ii) the aggregate amount of all such increases and Incremental Term Loans made at any time after the Second Amendment Effective Date does not exceed $600,000,000.”
(viii)    Article II of the Existing Credit Agreement is hereby amended by adding the following new Section 2.23:
“SECTION 2.23. Extension Offers.
(a)Notwithstanding anything to the contrary in this Agreement, pursuant to an offer (an “Extension Offer”) made from time to time by the Borrower to all Lenders having Commitments with a like maturity date on a pro rata basis (based on the aggregate principal amount of Commitments with a like maturity date) and on the same terms to each such Lender, the Borrower may up to two times extend the maturity date of the Commitments, in the case of each such Extension Offer, by up to one year, and otherwise modify the terms of the Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of the Commitments (and related outstandings) (each, an “Extension”, and each group of the Commitments as so extended, as well as the original Commitments (in each case not so extended), being a “tranche”). Any Extended Revolving Commitments (as defined below) shall constitute a separate tranche of Commitments from the tranche of Commitments from which they were converted, so long as the following terms are satisfied: (i) there shall be no more than two Extensions made during the term of this Agreement, (ii) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (iii) except as to interest rates, fees and final maturity date

(which shall, subject to immediately succeeding clauses (iv) and (v), be determined by the Borrower and set forth in the relevant Extension Offer), the Commitments of any Lender extended pursuant to any Extension (“Extended Revolving Commitments”) shall have the same terms as the tranche of Commitments subject to such Extension Offer, (iv) the final maturity date of any Extended Revolving Commitments shall be no earlier than the Maturity Date extended thereby and no later than one year from the Maturity Date extended thereby, (v) any Extended Revolving Commitments may participate on a pro rata basis in any voluntary or mandatory repayments, (vi) if the aggregate outstanding principal amount of Commitments (calculated on the face amount thereof), in respect of which the Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Commitments offered to be extended by the Borrower pursuant to such Extension Offer, then the Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, and (viii) any applicable Minimum Extension Condition (as defined below) shall be satisfied unless waived by the Borrower. For the avoidance of doubt, no Lender shall be required to participate in any Extension.
(b)With respect to all Extensions consummated by the Borrower pursuant to this Section 2.23, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided, that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Commitments (as applicable) of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.23.
(c)The Lenders hereby irrevocably authorize the Administrative Agent (without the consent of any Person other than the Administrative Agent and the Borrower) to enter into amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, in order to establish new tranches or sub-tranches in respect of the Commitments so extended and such amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case, on terms consistent with this Section 2.23.
(d)In connection with any Extension Offer, the Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed to by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent in each case, acting reasonably to accomplish the purposes of this Section 2.23.”

(ix)    Section 6.01(h) of the Existing Credit Agreement is hereby amended by deleting the phrase “or the Leverage Covenant, as determined to be applicable” in its entirety.
(x)    Section 6.05 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“(a) Maximum Total Indebtedness to Capitalization Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of Consolidated Total Indebtedness to Consolidated Capitalization to be greater than (i) for each fiscal quarter ending on and after the Second Amendment Effective Date until but excluding December 31, 2018, 0.55 to 1.00 and (ii) for each fiscal quarter ending on or after December 31, 2018, 0.50 to 1.00 (the “Capitalization Covenant”).
(b) Minimum Liquidity. The Borrower will not permit Liquidity, determined as of the end of each of its fiscal quarters ending on and after the Second Amendment Effective Date, to be less than $1,500,000,000; provided, that in addition to the foregoing, the Borrower shall not permit Liquidity to be less than $1,500,000,000 at the time of, and immediately after giving effect (including giving effect on a pro forma basis) to, any repayment or prepayment of Indebtedness of the Borrower or any Subsidiary in an amount greater than $200,000,000.”
(xi)    The first sentence of Section 9.02(b) of the Existing Credit Agreement is hereby amended by adding the following words immediately before the reference to “Section 2.20”:
“Section 2.14(c) with respect to an alternative rate of interest and”
(xii)    Schedule 2.01 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the schedule attached hereto as Annex I.
2.Second Amendment Revolving Commitments. Subject to the satisfaction of the conditions set forth in Section 3 hereof:
(i)    Second Amendment Revolving Commitments. Each Second Amendment Incremental Revolving Lender hereby acknowledges and agrees that, effective as of the Second Amendment Effective Date, its respective Commitment shall be as set forth opposite such Second Amendment Incremental Revolving Lender’s name on Annex I hereto, and agrees to make such Commitment available to the Borrower from time to time on and after the Second Amendment Effective Date in accordance with Section 2.01 of the Credit Agreement.
(ii)    Terms Generally.
(a)The Second Amendment Revolving Commitments shall be structured as an increase to the Commitments under the Existing Credit Agreement immediately prior to the Second Amendment Effective Date (the “Initial Revolving Commitments”), and shall have identical terms as the Initial Revolving Commitments (including with respect to the Applicable Rate, borrowings, participations in letters of credit, maturity date, amortization, mandatory prepayments and voluntary prepayments), and shall otherwise be subject to the provisions, including any provisions restricting the rights or regarding the obligations of the Loan Parties or any provisions regarding the rights of the Lenders, of the Credit Agreement and the other Loan Documents.

(b)On and as of the Second Amendment Effective Date, the respective participations of the Lenders in all outstanding Letters of Credit shall be redetermined on the basis of their respective Applicable Percentages after giving effect to the establishment of the Second Amendment Revolving Commitments pursuant to this Agreement.
(c)On and as of the Second Amendment Effective Date, the amount of all outstanding Loans shall be redetermined among the Lenders (including the Second Amendment Incremental Revolving Lenders) according to their respective Applicable Percentages after giving effect to the establishment of the Second Amendment Revolving Commitments pursuant to this Amendment. Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Loans outstanding on the Second Amendment Effective Date are allocated among the Second Amendment Incremental Revolving Lenders, such that all such Loans are held by the Lenders (including the Second Amendment Incremental Revolving Lenders) on a pro rata basis.
3.Conditions Precedent. This Amendment shall be effective upon the date (the “Second Amendment Effective Date”) on which each of the following conditions have been satisfied (or waived) in accordance with the terms therein:
(i)    Executed Amendment. The Administrative Agent shall have received (a) a counterpart of this Amendment, duly executed by the Borrower, each Second Amendment Incremental Revolving Lender, the other Lenders and the Administrative Agent, (b) an agreement substantially in the form of Exhibit C to the Existing Credit Agreement, duly executed by the Borrower and each Increasing Lender and (c) an agreement substantially in the form of Exhibit D to the Existing Credit Agreement, duly executed by the Borrower and each Augmenting Lender.
(ii)    Legal Opinion. The Administrative Agent shall have received a customary legal opinion, addressed to the Administrative Agent and the Lenders (including the Second Amendment Incremental Revolving Lenders) and dated as of the Second Amendment Effective Date, of Jones Day or other counsel reasonably acceptable to the Administrative Agent, in customary form and substance reasonably satisfactory to the Administrative Agent and the Borrower.
(iii)    Customary Closing Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of this Amendment and any other legal matters relating to such Loan Parties or this Amendment, all in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, including a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (a) the certificate of incorporation or other charter document of such Loan Party, (b) the by-laws or other organizational documents of such Loan Party, (c) the names and true signatures of the officers of such Loan Party and (d) the resolutions of the Board of Directors or other governing body of such Loan Party authorized to sign this Amendment and each other Loan Document.
(iv)    Closing Date Certificate. The Administrative Agent shall have received a certificate, dated as of the Second Amendment Effective Date and signed by a Responsible Officer of the Borrower, certifying that at the time of and immediately after giving effect to this Amendment on the Second Amendment Effective Date, (a) the representations and warranties of the Borrower set forth herein and in the Existing Credit Agreement (excluding the representations and warranties set forth in Sections 3.04(b) and 3.06(a) thereof) are true and correct as of such date, (b) no Default or

Event of Default has occurred and is continuing as of such date and (c) the Borrower is in compliance (on a pro forma basis) with the covenants contained in Section 6.05 of the Existing Credit Agreement as of such date.
(v)    Patriot Act. The Administrative Agent shall have received, at least three Business Days prior to the Second Amendment Effective Date, all documentation and other information regarding the Loan Parties as is reasonably requested by it at least five Business Days in advance of the Second Amendment Effective Date, which documentation or other information is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act.
(vi)    Fees and Expenses. All costs, fees, expenses (including, without limitation, legal fees and expenses) to the extent invoiced at least two Business Days prior to the Second Amendment Effective Date and the fees contemplated by the fee letters entered into by the Borrower on the date hereof payable to the Administrative Agent or the Lenders shall have been paid on or prior to the Second Amendment Effective Date, in each case, to the extent required by such fee letters or this Amendment to be paid on or prior to the Second Amendment Effective Date.
4.Representations and Warranties. To induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders, that:
(a)    This Amendment and the Credit Agreement as modified hereby constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower set forth in the Loan Documents (excluding the representations and warranties set forth in Sections 3.04(b) and 3.06(a) of the Credit Agreement) are true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) with the same effect as though made on and as of the date hereof, except to the extent that any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty is true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) as of such earlier date.
5.Reference to and Effect on the Credit Agreement.
(a)    Upon the Second Amendment Effective Date and except as expressly set forth herein, (i) each reference in the Credit Agreement and the other Loan Documents to “this Agreement”, “hereunder”, “hereof’ or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as specifically amended by this Amendment and (ii) each reference to a “Commitment” or “Loan” shall be deemed to include the Second Amendment Revolving Commitments or Second Amendment Revolving Loans, or Incremental Term Loans, as applicable, and all other related terms will have correlative meanings mutatis mutandis.

(b)    The Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby reaffirmed, ratified and confirmed.
(c)    Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)    This Amendment is a Loan Document under (and as defined in) the Credit Agreement.
6.Miscellaneous.
(a)    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
(b)    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
(c)    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, PDF or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
LAM RESEARCH CORPORATION, as the Borrower

By:     /s/    Douglas R. Bettinger
Name: Douglas R. Bettinger
Title: Executive Vice President, Chief Financial Officer

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By:     /s/ Alex McKindra
Name: Alex McKindra
Title: Managing Director

GOLDMAN SACHS BANK USA, as Second Amendment Incremental Revolving Lender and as a Lender

By:     /s/    Josh Rosenthal
Name: Josh Rosenthal
Title: Authorized Signatory

Barclays Bank PLC, as Second Amendment Incremental Revolving Lender and as a Lender

By:         /s/ Chris Walton
Name: Chris Walton
Title: Director

Citibank, N.A., as Second Amendment Incremental Revolving Lender and as a Lender

By:         /s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President

Bank of America, N.A., as Second Amendment Incremental Revolving Lender and as a Lender

By:     /s/ Janet Fung
Name: Janet Fung
Title: Vice President

BNP Paribas, as Second Amendment Incremental Revolving Lender and as a Lender

By:     /s/ Matthew Harvey
Name: Matthew Harvey
Title: Managing Director

By:     /s/ Todd Rodgers
Name: Todd Rodgers
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH, as Second Amendment Incremental Revolving Lender and as a Lender

By:     /s/ Ming K Chu
Name: Ming K Chu
Title: Director

By:     /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

Mizuho Bank, Ltd., as Second Amendment Incremental Revolving Lender and as a Lender

By:     /s/ Daniel Guevara
Name: Daniel Guevara
Title: Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Second Amendment Incremental Revolving Lender and as a Lender

By:     /s/ Lillian Kim
Name: Lillian Kim
Title: Director

Wells Fargo Bank, N.A., as Second Amendment Incremental Revolving Lender and as a Lender

By:     /s/ Elizabeth Gaynor
Name: Elizabeth Gaynor
Title: Director

DBS Bank Ltd., as Second Amendment Incremental Revolving Lender and as a Lender

By:     /s/ Santanu Mitra
Name: Santanu Mitra
Title: Executive Director

HSBC Bank USA, N.A., as Second Amendment Incremental Revolving Lender and as a Lender

By:     /s/ Mark Gibbs
Name: Mark Gibbs
Title: Relationship Manager

PNC Bank, NA, as Second Amendment Incremental Revolving Lender and as a Lender

By:     /s/ Scott W Miller
Name: Scott W Miller
Title: Vice President

SUNTRUST Bank, as Second Amendment Incremental Revolving Lender and as a Lender

By:     /s/ Min Park
Name: Min Park
Title: Vice President

ANNEX I

SCHEDULE 2.01

COMMITMENTS

Lender	Commitments
JPMorgan Chase Bank, N.A.	$130,000,000.00
Bank of America, N.A.	$130,000,000.00
Goldman Sachs Bank USA	$130,000,000.00
Citibank, N.A.	$130,000,000.00
Barclays Bank PLC	$130,000,000.00
Mizuho Bank, Ltd.	$76,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$76,000,000.00
Wells Fargo Bank, N.A.	$76,000,000.00
BNP Paribas	$76,000,000.00
Deutsche Bank AG New York Branch	$76,000,000.00
HSBC Bank USA, National Association	$55,000,000.00
PNC Bank, National Association	$55,000,000.00
SunTrust Bank	$55,000,000.00
DBS Bank Ltd.	$55,000,000.00
Total	$1,250,000,000.00